Exhibit 10.3

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement, dated as of September 16, 2009 (this “Amendment”), is made by and between Rexahn Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), and Teva Pharmaceutical Industries Limited, a limited liability company organized and existing under the laws of Israel (the “Purchaser”).  Any capitalized term not defined herein shall have the meaning for such term specified in the Securities Purchase Agreement (as defined below).

WHEREAS, the Company and the Purchaser entered into a Securities Purchase Agreement, dated as of June 26, 2009 (the “Securities Purchase Agreement”); and

WHEREAS, the Purchaser and the Company wish to amend the Securities Purchase Agreement to restructure the consideration payable by the Purchaser at the Initial Closing and the Second Closing and to revise the anticipated timing of the Initial Closing, as set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.             Section 1.8 of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“1.8          Initial Aggregate Purchase Price” means $3,500,000.”

2.             Section 2.1(c)(ii)(A) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(A)           the Initial Aggregate Purchase Price of $3,500,000 by wire transfer of immediately available funds to the account of the Company;”

3.             Section 2.1(d)(i)(E) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(E)           Pre-Clinical Development Requirements; R&D Program; R&D Budget.  The Purchaser and the Company shall have agreed upon (1) a set of requirements to apply to the pre-clinical development of RX-3117 (the “Pre-Clinical Development Requirements”); (2) the R&D Program; and (3) a budget (the “R&D Budget”) to govern the expenditure of the $3,500,000 of the Initial Aggregate Purchase Price to be allocated to the R&D Program as provided in Section 2.3(a);”

4.             Section 2.2(a) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a)          No sooner than 60 days prior to the scheduled exhaustion (pursuant to the R&D Budget) of the $2,000,000 of the Initial Aggregate Purchase Price allocated to the R&D Program, or at such other time as may be mutually agreed upon by the Company and the Purchaser, the Company shall deliver to the Purchaser an updated R&D Budget (the “Updated R&D Budget”), which Updated R&D Budget, together with an expenditure schedule and payment mechanism for the remaining funding of the R&D Program, shall be subject to the written approval of the Purchaser.”

5.             Section 2.2(f)(i) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(i)           The Company shall sell and issue to the Purchaser, and the Purchaser shall purchase from the Company, the Additional Shares for an aggregate purchase price equal to (a) $750,000, plus (b) the additional amount (if any) required to complete funding of the R&D Program pursuant to the Updated R&D Budget (together, the “Additional Aggregate Purchase Price”).”

6.             Sections 2.3(a) and 2.3(b) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a)          $2,000,000 of the Initial Aggregate Purchase Price to fund the R&D Program; provided, that the Company shall conduct the R&D Program strictly in accordance with the R&D Budget; and provided, further, that the R&D Program and the R&D Budget and each update to R&D Program and the R&D Budget shall form a part of this Agreement and constitute an amendment hereto;

(b)           $1,500,000 of the Initial Aggregate Purchase Price for general working capital and other corporate purposes; and”

7.             Section 2.3(c) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(c)          $750,000 of the Additional Aggregate Purchase Price for general working capital and other corporate purposes, and the balance of the Additional Aggregate Purchase Price (if any) strictly in accordance with the terms of the Updated R&D Budget, including, without limitation, the expenditure schedule and payment mechanism included therewith.”

8.             Satisfaction of Conditions to Initial Closing.  Upon execution of this Amendment by the Company and the Purchaser, the conditions to the respective obligations of the parties to effectuate the Initial Closing set forth in Section 2.1(d)(i) of the Securities Purchase Agreement shall be deemed satisfied or waived by the party entitled to the benefit thereof. The Initial Closing shall occur no later than September 30, 2009.

9.             No Modification. Except as specifically amended hereby, the Securities Purchase Agreement shall continue in full force and effect unmodified and the parties hereby reaffirm the same.

10.           Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.

11.           Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.  A facsimile or electronic transmittal (e.g. pdf) signature shall be deemed to be an original signature for purposes of this Amendment.

12.           Amendment. The terms and conditions of this Amendment or the Securities Purchase Agreement may not be amended or waived, except with the prior written consent of each party hereto.

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IN WITNESS WHEREOF, the parties, intending to be legally bound, executed this Amendment as of the date first above written.

The Company

REXAHN PHARMACEUTICALS, INC.

By:	/s/ Rick Soni
Name:	Rick Soni
Title:	President & COO

The Purchaser

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Aharon Schwartz
Name:	Aharon Schwartz, Ph.D.
Title:	Vice President Innovative Ventures

By:	/s/ Josh Levine
Name:	Josh Levine
Title:	Senior Director Innovative Ventures